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                                                                 EXHIBIT 23.8


                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Crescent Operating, Inc. Management Stock Incentive Plan of Crescent Operating, Inc., of our report dated March 8, 1996, with respect to the financial statements of Canyon Ranch-Bellefontaine Associates Limited Partnership d/b/a Canyon Ranch in the Berkshires incorporated by reference in the Form 8-K of Crescent Operating, Inc. dated September 29, 1997, as amended, filed with the Securities and Exchange Commission.


                                                Ernst & Young LLP



Boston, Massachusetts
December 23, 1997